Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc. Reports Fourth Quarter
And
Year Ended December 31, 2004 Results

- Company Reports Funds from Operations of $1.18 Per Common Share (Diluted) and
Net Income Available to Common Stockholders of $0.58 Per Share (Diluted)
for Fourth Quarter 2004 -

Highlights
 Fourth Quarter 2004:

  Fourth Quarter 2004 Funds from Operations (FFO) of $1.18 Per Common Share (Diluted)
  Fourth Quarter 2004 Total Revenues Up 23%, FFO Up 11% and FFO Per Common Share (Diluted) Up 9% Over Fourth Quarter 2003
  Fourth Quarter 2004 Net Income Available to Common Stockholders of $0.58 Per Share (Diluted)
  Executed 23 Leases for 190,000 Square Feet
  Completed Acquisitions of Eleven Properties Aggregating 935,000 Square Feet
  Purchased a Land Parcel with Entitlements for Approximately 935,000 Square Feet

Year Ended December 31, 2004:

  2004 FFO of $4.41 Per Common Share (Diluted) (Includes a Preferred Stock Redemption Charge of $1,876,000, or $0.10 Per Common Share (Diluted))
  2004 Total Revenues Up 14%, FFO Up 6% and FFO Per Common Share (Diluted) Up 4% Over 2003
  2004 Net Income Available to Common Stockholders of $2.33 Per Share (Diluted)
  Executed 78 Leases for 1,146,000 Square Feet

PASADENA, CA. - February 14, 2005 - Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the fourth quarter and year ended December 31, 2004.

For the fourth quarter of 2004, Alexandria reported FFO of $23,362,000, or $1.18 per common share (diluted), on total revenues of $50,476,000. Net income available to common stockholders for the fourth quarter of 2004 was $11,482,000, or $0.58 per share (diluted). For the year ended December 31, 2004, Alexandria reported FFO of $86,620,000, or $4.41 per common share (diluted), on total revenues of $183,284,000. Net income available to common stockholders for the year ended December 31, 2004 was $45,724,000, or $2.33 per share (diluted). FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts. A reconciliation of GAAP net income to FFO, on a per common share basis (diluted), is included in the financial information accompanying this press release.

In the second quarter of 2004, the Company elected to redeem all of the outstanding shares of its 9.50% Series A cumulative preferred stock ("Series A preferred stock"). Accordingly, in compliance with Emerging Issues Task Force Topic D-42 ("EITF Topic D-42"), "The Effect on the Calculation of Earnings Per Share for the Redemption or Induced Conversion of Preferred Stock", the Company recorded a charge of approximately $1,876,000 to net income available to common stockholders during the second quarter of 2004 for costs related to the redemption of its Series A preferred stock. In the third quarter of 2004, the Company redeemed its Series A preferred stock with proceeds from the sale, in the second quarter of 2004, of 5,185,500 shares of 8.375% Series C cumulative redeemable preferred stock. Before the preferred stock redemption charge, FFO increased by 9% to $88,496,000 for 2004 compared to $81,360,000 for 2003. Before this charge and the loss and gains on property sales, net income available to common stockholders increased by 8% to $45,973,000, or $2.34 per share (diluted) for 2004, compared to $42,459,000, or $2.21 per share (diluted) for 2003.

The Company announced that it had executed a total of 23 leases during the fourth quarter of 2004 for approximately 190,000 square feet of space at 17 different properties (excluding 22 month-to-month leases for approximately 39,000 square feet, which were effective during the quarter). Of this total, approximately 110,000 square feet were for new or renewal leases related to previously leased space and approximately 80,000 square feet were for redeveloped, developed or previously vacant space. Of the 80,000 square feet, approximately 44,000 square feet were delivered from the Company's redevelopment or development programs, with the remaining approximately 36,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 9% higher (on a GAAP basis) than rental rates for expiring leases. During the year ended December 31, 2004, the Company executed a total of 78 leases for approximately 1,146,000 square feet of space at 37 different properties (excluding 22 month-to-month leases for approximately 39,000 square feet, which were effective during the year). Of this total, approximately 702,000 square feet were for new or renewal leases related to previously leased space and approximately 444,000 square feet were for redeveloped, developed or previously vacant space. Of the 444,000 square feet, approximately 359,000 square feet were delivered from the Company's redevelopment or development programs, with the remaining approximately 85,000 square feet for previously vacant space. Rental rates for these new or renewal leases were on average approximately 9% higher (on a GAAP basis) than rental rates for expiring leases.

During the fourth quarter of 2004, the Company acquired eleven properties aggregating approximately 935,000 square feet in five markets. The Company purchased one property in the San Diego market, one property in the San Francisco Bay market, one property in the Eastern Massachusetts market, two properties in the Seattle market and six properties in the Suburban Washington D.C. market. The Company paid approximately $145.4 million cash for the properties together with the assumption of three secured notes payable totaling $105.9 million. Also, during the fourth quarter of 2004, the Company purchased a land parcel with entitlements of approximately 935,000 square feet for $50.4 million cash.

Based on the Company's current view of existing market conditions and certain current assumptions, the Company has updated its prior earnings guidance as follows:

2005
FFO per common share (diluted)	$4.78
Net income per common share (diluted)	$2.56

Alexandria Real Estate Equities, Inc. is a publicly traded real estate investment trust focused principally on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product, service, biodefense, educational and translational medicine institutions/entities, as well as related government agencies. Alexandria's portfolio currently consists of 113 properties comprising approximately 7.5 million square feet of office/laboratory space.

This press release contains forward-looking statements, including earnings guidance, within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

(Tables follow)

Alexandria Real Estate Equities, Inc.

Financial Information
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

                                                             Three Months    Three Months         Year            Year
                                                                 Ended           Ended           Ended           Ended
                                                          December 31,2004 December 31,2003 December 31,2004 December 31, 2003
                                                            --------------  --------------  --------------  ----------------
Income statement data
Total revenues                                              $       50,476  $       40,979  $      183,284  $        160,558

Expenses
  Rental operations                                                 10,690           7,911          38,417            32,794
  General and administrative                                         3,993           3,550          15,105            14,211
  Interest                                                           8,409           6,501          28,670            26,416
  Depreciation and amortization                                     11,880           9,844          42,523            38,633
                                                             --------------  --------------  --------------  ----------------
                                                                    34,972          27,806         124,715           112,054

Income from continuing operations                                   15,504          13,173          58,569            48,504

Income from discontinued operations, net                                --             179           1,626            11,139
                                                             --------------  --------------  --------------  ----------------
Net income                                                          15,504          13,352          60,195            59,643

Dividends on preferred stock                                         4,022           2,225          12,595             8,898
Preferred stock redemption charge                                       --              --           1,876                --
                                                            --------------  --------------  --------------  ----------------
Net income available to common stockholders                 $       11,482  $       11,127  $       45,724  $         50,745
                                                            ==============  ==============  ==============  ================

Weighted average shares of common stock outstanding
    Basic                                                       19,415,687      19,101,416      19,315,364        18,993,856
                                                            ==============  ==============  ==============  ================
    Diluted                                                     19,755,325      19,444,411      19,658,759        19,247,790
                                                            ==============  ==============  ==============  ================

Basic income per common share
   Income from continuing operations                        $         0.80  $         0.69  $         3.03  $           2.55
                                                            ==============  ==============  ==============  ================
   Income from discontinued operations, net                 $           --  $         0.01  $         0.08  $           0.59
                                                            ==============  ==============  ==============  ================
   Net income                                               $         0.80  $         0.70  $         3.12  $           3.14
                                                            ==============  ==============  ==============  ================
   Net income available to common stockholders              $         0.59  $         0.58  $         2.37  $           2.67
                                                            ==============  ==============  ==============  ================
Diluted income per common share
   Income from continuing operations                        $         0.78  $         0.68  $         2.98  $           2.52
                                                            ==============  ==============  ==============  ================
   Income from discontinued operations, net                 $           --  $         0.01  $         0.08  $           0.58
                                                            ==============  ==============  ==============  ================
   Net income                                               $         0.78  $         0.69  $         3.06  $           3.10
                                                            ==============  ==============  ==============  ================
   Net income available to common stockholders              $         0.58  $         0.57  $         2.33  $           2.64
                                                            ==============  ==============  ==============  ================

Alexandria Real Estate Equities, Inc.

Financial Information
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

                                                            Three Months    Three Months        Year             Year
                                                                Ended           Ended           Ended           Ended
                                                          December 31,2004 December 31,2003 December 31,2004 December 31, 2003
                                                            --------------  --------------  --------------  ----------------
Reconciliation of net income to funds from operations (1)

Net income                                                 $       15,504  $       13,352  $       60,195  $         59,643
Add
   Depreciation and amortization (2)                                11,880           9,867          42,523            38,901
Subtract
   Dividends on preferred stock                                    (4,022)         (2,225)        (12,595)           (8,898)
   Preferred stock redemption charge (3)                               --              --          (1,876)               --
   Loss/gain on sales of property (4)                                  --              36          (1,627)           (8,286)
                                                            --------------  --------------  --------------  ----------------
Funds from operations (FFO)                                 $       23,362  $       21,030  $       86,620  $         81,360
                                                            ==============  ==============  ==============  ================
FFO per common share
   Basic                                                    $         1.20  $         1.10  $         4.48  $           4.28
                                                            ==============  ==============  ==============  ================
   Diluted                                                  $         1.18  $         1.08  $         4.41  $           4.23
                                                            ==============  ==============  ==============  ================

Reconciliation of net income per common share (diluted)
   to FFO per common share (diluted)

Net income per common share (diluted)                       $         0.78  $         0.69  $         3.06  $           3.10
                                                            ==============  ==============  ==============  ================
Depreciation and amortization per common share (diluted)    $         0.60  $         0.51  $         2.17  $           2.02
                                                            ==============  ==============  ==============  ================
Dividends on preferred stock per common share (diluted)     $        (0.20) $        (0.12) $        (0.64) $          (0.46)
                                                            ==============  ==============  ==============  ================
Preferred stock redemption charge per common share (diluted)$           --  $           --  $        (0.10) $             --
                                                            ==============  ==============  ==============  ================
Loss/gain on sales of property per common share (diluted)   $           --  $           --  $        (0.08) $          (0.43)
                                                            ==============  ==============  ==============  ================
FFO per common share (diluted)                              $         1.18  $         1.08  $         4.41  $           4.23
                                                            ==============  ==============  ==============  ================

                                                              As of           As of
                                                       December 31,2004 December 31,2003
Balance sheet data                                      --------------  --------------
  Rental properties, net                               $    1,427,853  $      982,297
  Total assets                                         $    1,872,284  $    1,272,577
  Total liabilities                                    $    1,251,811  $      765,442
  Stockholders' equity                                 $      620,473  $      507,135

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the miscorrelation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of Funds From Operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets "held for sale" reflected as discontinued operations (for the periods prior to when such assets were designated as "held for sale").

  During the second quarter of 2004, the Company elected to redeem the 9.50% Series A cumulative redeemable preferred stock. Accordingly, in compliance with Emerging Issues Task Force Topic D-42, the Company recorded a charge of $1,876,000, or $0.10 per common share (diluted) in the second quarter of 2004 for costs related to the redemption of the Series A preferred stock.

  Loss/gain on sales of property relates to the disposition of a property in the Suburban Washington D.C. market during the first quarter of 2004, the disposition of a property in the Suburban Washington D.C. market during the fourth quarter of 2003, the disposition of a property in the Eastern Massachusetts market during the third quarter of 2003, and the disposition of a property in the San Francisco Bay market during the first quarter of 2003. Loss/gain on sales of property is included in the income statement in income from discontinued operations, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Supplemental Financial Information
(Dollars in thousands, except per share data)
(Unaudited)

                                                   Quarterly Supplemental Financial Information
                                                                       For the Three Months Ended
                                                      12/31/2004     09/30/2004   06/30/2004    03/31/2004   12/31/2003
Operational data                                      -----------    -----------  -----------   -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    39,705         35,911       34,489        33,774       32,686
   Tenant recoveries                                       9,509          9,615        8,426         8,314        7,645
   Other income                                            1,262            984          608           687          648
                                                      -----------    -----------  -----------   -----------  -----------
   Total                                             $    50,476         46,510       43,523        42,775       40,979
                                                      ===========    ===========  ===========   ===========  ===========

Funds from operations per common share - diluted (b) $      1.18           1.12         1.01 (c)      1.10         1.08
Dividends per share on common stock                  $      0.66           0.64         0.62          0.60         0.58
Dividend payout ratio (common stock)                        55.6%          56.8%        60.7%(d)      54.2%        53.1%

                                                                            As of
                                                      12/31/2004     09/30/2004   06/30/2004    03/31/2004   12/31/2003
Other data                                            -----------    -----------  -----------   -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,594,418     19,460,642   19,386,842    19,378,282   19,264,023
Number of properties (e)
   Acquired/completed during period                           11              7            5             1            3
   Sold/reconstructed during period                           --             --           --            (1)          (1)
   Owned at end of period                                    112            101           94            89           89
Square feet (e)
   Acquired/completed during period                      934,608        477,659      217,940       103,816      215,824
   Sold/reconstructed/expanded during period                  --             --       45,033       (42,142)    (171,475)
   Owned at end of period                              7,431,380      6,496,772    6,019,113     5,756,140    5,694,466

                                                              Annual Supplemental Financial Information
                                                                       For the Year Ended
                                                      12/31/2004     12/31/2003   12/31/2002    12/31/2001   12/31/2000
Operational data                                      -----------    -----------  -----------   -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $   143,879        126,414      111,694        93,596       76,925
   Tenant recoveries                                      35,864         32,076       29,020        24,143       19,837
   Other income                                            3,541          2,068        1,557         3,122        3,360
                                                      -----------    -----------  -----------   -----------  -----------
   Total                                             $   183,284        160,558      142,271       120,861      100,122
                                                      ===========    ===========  ===========   ===========  ===========

Funds from operations per common share - diluted (b) $      4.41 (c)       4.23         3.81          3.53         3.17
Dividends per share on common stock                  $      2.52           2.20         2.00          1.84         1.72
Dividend payout ratio (common stock)                        56.7%(d)       51.8%        52.7%         52.3%        54.7%

                                                                            As of
                                                      12/31/2004     12/31/2003   12/31/2002    12/31/2001   12/31/2000
Other data                                            -----------    -----------  -----------   -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,594,418     19,264,023   18,973,957    16,354,541   15,548,356
Number of properties (e)
   Acquired/completed during period                           24              4            6             7           17
   Sold/reconstructed during period                           (1)            (4)          --            --           --
   Owned at end of period                                    112             89           89            83           76
Square feet (e)
   Acquired/completed during period                    1,734,023        267,164      427,077       453,090      829,737
   Sold/reconstructed/expanded during period               2,891       (338,256)          --            --           --
   Owned at end of period                              7,431,380      5,694,466    5,765,558     5,338,481    4,885,391
  The historical results above exclude the results of assets "held for sale" which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the NAREIT in April 2002 defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or (losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. See page 5 for a reconciliation of net income to FFO, the most directly comparable GAAP financial measure.
  Includes the effect of the preferred stock redemption charge of $1,876,000, or $0.10 per common share (diluted) recorded in the second quarter of 2004.
  The dividend payout ratio (common stock) includes the effect of the preferred stock redemption charge. Excluding the impact of this charge, the dividend payout ratio (common stock) for the second quarter and year ended December 31, 2004 are 55.4% and 55.5%, respectively.
  Includes assets "held for sale" during the applicable periods such assets were "held for sale".

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets
(In thousands)

                                                       December 31,  December 31,
                                                            2004          2003
                                                        ------------  ------------
                                                        (Unaudited)
Assets

  Rental properties, net                               $  1,427,853  $    982,297
  Properties under development                              252,249       153,379
  Cash and cash equivalents                                   3,158         4,985
  Tenant security deposits and other restricted cash         17,669        11,057
  Tenant receivables                                          2,542         1,969
  Deferred rent                                              43,166        31,503
  Investments                                                67,419        47,126
  Other assets                                               58,228        40,261
                                                        ------------  ------------
     Total assets                                      $  1,872,284  $  1,272,577
                                                        ============  ============

Liabilities and Stockholders' Equity
  Secured notes payable                                $    638,946  $    320,007
  Unsecured line of credit and unsecured term loan          548,000       389,000
  Accounts payable, accrued expenses and
   tenant security deposits                                  48,581        43,408
  Preferred stock redemption liability                           --            --
  Dividends payable                                          16,284        13,027
                                                        ------------  ------------
     Total liabilities                                    1,251,811       765,442

     Total stockholders' equity                             620,473       507,135
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,872,284  $  1,272,577
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
December 31, 2004
(Dollars in thousands)
(Unaudited)

Principal Maturities/Rates (1)
             Weighted Average
         Year              Amount         Interest Rate(2)
-----------------------  -----------     --------------
         2005           $    23,227               5.67%
         2006               206,889               5.69%
         2007                16,709               6.35%
         2008               115,514               6.30%
         2009                42,210               6.89%
      Thereafter            230,883               6.90%
                         -----------     --------------
       Subtotal             635,432               6.12%
  Unamortized Premium         3,514      ==============
                         -----------
         Total          $   638,946
                         ===========

Secured and Unsecured Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Secured Debt        $   638,946     53.83%          5.67%    4.7 Years
Unsecured Debt          548,000 (3) 46.17%          3.72%(3) 2.8 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,186,946    100.00%          4.77%    3.8 Years
                     ===========   ======= ==============   ===========

Fixed and Floating Rate Debt Analysis

                                                             Weighted
                                    % of   Weighted Average   Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   437,213     36.84%          6.45%    6.3 Years
Floating Rate Debt      749,733 (3) 63.16%          3.79%(3) 2.3 Years
                     -----------   ------- --------------   -----------
Total Debt          $ 1,186,946    100.00%          4.77%    3.8 Years
                     ===========   ======= ==============   ===========

  Excludes our unsecured line of credit and unsecured term loan.
  The weighted average interest rate is calculated based on the outstanding debt as of January 1st of each year.
  A significant portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Interest Rate Swap Agreements (1)
December 31, 2004
(Dollars in thousands)
(Unaudited)

                                                    Effective at
                                        Notional    December 31,   Interest
Transaction Dates   Effective Dates     Amounts         2004      Pay Rates    Termination Dates
------------------ ------------------  ---------- -------------- ------------  -----------------

July 2002          January 1, 2003    $   25,000   $     25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000   $     25,000     3.865%     June 30, 2005

November 2002      June 1, 2003       $   25,000   $     25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000   $     25,000     3.155%     December 31, 2005

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000   $     25,000     3.285%     June 30, 2006

December 2003      December 31,2004   $   50,000   $     50,000     3.000%     December 30, 2005

December 2003      December 30, 2005  $   50,000   $         --     4.150%     December 29, 2006

December 2003      December 29, 2006  $   50,000   $         --     5.090%     October 31, 2008

March 2004         December 31, 2004  $   25,000   $     25,000     2.956%     December 31, 2006

March 2004         December 31, 2004  $   25,000   $     25,000     2.956%     December 31, 2006

April 2004         April 30, 2004     $   50,000   $     50,000     1.550%     April 29, 2005

April 2004         April 29, 2005     $   50,000   $         --     3.140%     April 28, 2006

April 2004         April 28, 2006     $   50,000   $         --     4.230%     April 30, 2007

April 2004         April 30, 2007     $   50,000   $         --     4.850%     April 30, 2008

June 2004          June 30, 2005      $   50,000   $         --     4.343%     June 30, 2007

December 2004      December 31, 2004  $   50,000   $     50,000     3.590%     January 2, 2008

December 2004      January 3, 2006    $   50,000   $         --     3.927%     July 1, 2008

Total Interest Rate Swap Agreements                --------------
     in Effect at December 31, 2004                $    350,000
                                                   ==============

  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Operating Portfolio
December 31, 2004
(Dollars in thousands)

                                          Number of   Rentable    Annualized  Occupancy
                                         Properties  Square Feet  Base Rent  Percentage
                                         ----------- -----------  ---------- ---------------
Markets
California - Pasadena                             1      31,343         524        62.2% (1)
California - San Diego                           21   1,007,571      28,171        96.3%
California - San Francisco Bay                   10     642,578      19,940       100.0%
Eastern Massachusetts                            13     710,794      21,251        89.2%
New Jersey/Suburban Philadelphia                  7     458,623       7,820       100.0%
Southeast                                         6     340,994       5,439        81.8% (1)
Suburban Washington D.C.                         28   2,203,252      40,073        95.2%
Washington - Seattle                              9     740,503      24,806        99.9%
                                         ----------- -----------  ---------- ---------------
Total                                            95   6,135,658  $  148,024        95.2%(2)
                                         =========== ===========  ========== ===============

  All, or substantially all, of the vacant space is office or warehouse space.
  Excludes properties under full or partial redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/04    12/31/03  % Change      12/31/04    12/31/03  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   33,864  $   33,253       1.8%   $   32,440  $   31,920      1.6%
Operating expenses           6,422       6,285       2.2%        6,422       6,285      2.2%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   27,442  $   26,968       1.8%   $   26,018  $   25,635      1.5%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Year Ended                          Year Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/04    12/31/03  % Change      12/31/04    12/31/03  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $  128,107  $  125,463       2.1%   $  122,229  $  119,988      1.9%
Operating expenses          24,977      24,579       1.6%       24,977      24,579      1.6%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $  103,130  $  100,884       2.2%   $   97,252  $   95,409      1.9%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Fourth Quarter Same Properties" for the Quarter periods and "2004 Same Properties" for the Full Year periods). Properties under redevelopment are excluded from same property results.

  Revenue less operating expenses computed under GAAP is total revenue associated with the Fourth Quarter Same Properties and the 2004 Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Fourth Quarter Same Properties and 2004 Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended December 31, 2004 and 2003 for the Fourth Quarter Same Properties were $1,424,000 and $1,333,000, respectively. Straight-line rent adjustments for the years ended December 31, 2004 and 2003 for the 2004 Same Properties were $5,878,000 and $5,475,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparisons.
  Cash basis revenues less operating expenses for the quarter and full year periods were impacted by a rolldown of rents of $341,000 per quarter beginning in January 2004, pursuant to a 1993 lease with the U.S. Food & Drug Administration (in place when the Company purchased the property in 1996). Excluding the impact of this one rent rolldown, revenues less operating expenses on a cash basis for the Fourth Quarter Same Properties and 2004 Same Properties would have been 2.9% and 3.3%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended December 31, 2004

                                                                                        TI's/Lease
                                                                             Rental    Commissions  Average
                                     Number    Square   Expiring     New      Rate         Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes    Square Foot   Terms
                                    --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                            39   306,435   $25.09      --        --          --         --
    GAAP Basis                            39   306,435   $24.10      --        --          --         --
  Renewed/Releasable Space Leased
    Cash Basis                             9   110,109   $26.90    $27.26     1.3%        $0.82    3.8 years
    GAAP Basis                             9   110,109   $24.33    $26.47     8.8%        $0.82    3.8 years
  Month-to-Month Leases In Effect
    Cash Basis                            22    39,115   $19.69    $19.58    -0.6%         --         --
    GAAP Basis                            22    39,115   $19.68    $19.58    -0.5%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                            14    79,426     --      $27.59      --         $6.11    4.0 years
    GAAP Basis                            14    79,426     --      $28.86      --         $6.11    4.0 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                            23   189,535     --      $27.40      --         $3.04    3.9 years
    GAAP Basis                            23   189,535     --      $27.47      --         $3.04    3.9 years
  Including Month-to-Month Leases
    Cash Basis                            45   228,650     --      $26.06      --          --         --
    GAAP Basis                            45   228,650     --      $26.12      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Year Ended December 31, 2004

                                                                                        TI's/Lease
                                                                             Rental    Commissions  Average
                                     Number    Square   Expiring     New      Rate         Per       Lease
                                    of Leases  Footage    Rates     Rates   Changes    Square Foot   Terms
                                    --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                            81  1,160,728  $24.24      --        --          --         --
    GAAP Basis                            81  1,160,728  $25.23      --        --          --         --
  Renewed/Releasable Space Leased
    Cash Basis                            40   701,688   $23.84    $24.69     3.6%        $2.35    4.7 years
    GAAP Basis                            40   701,688   $25.26    $27.46     8.7%        $2.35    4.7 years
  Month-to-Month Leases In Effect
    Cash Basis                            22    39,115   $19.56    $19.58     0.1%         --         --
    GAAP Basis                            22    39,115   $19.50    $19.58     0.4%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                            38   444,231     --      $24.34      --        $18.06    7.7 years
    GAAP Basis                            38   444,231     --      $28.91      --        $18.06    7.7 years
Leasing Activity Summary
  Excluding Month-to-Month Leases
    Cash Basis                            78  1,145,919    --      $24.55      --         $8.44    5.9 years
    GAAP Basis                            78  1,145,919    --      $28.02      --         $8.44    5.9 years
  Including Month-to-Month Leases
    Cash Basis                           100  1,185,034    --      $24.39      --          --         --
    GAAP Basis                           100  1,185,034    --      $27.74      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
December 31, 2004

                         Square   Percentage of  Annualized Base
 Year of  Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2005           74 (1)  471,854            7.3%          $25.58
  2006           44      880,169           13.6%          $24.43
  2007           26      660,500           10.2%          $24.50
  2008           17      409,580            6.3%          $26.78
  2009           20      516,954            8.0%          $21.95

  Includes 22 month-to-month leases for approximately 39,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
December 31, 2004

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	2Q05	45,000
Southeast	4Q05	46,000
Southeast	2Q06	48,000
Suburban Washington D.C.	1Q05	95,000
Suburban Washington D.C.	4Q05	73,000
Washington - Seattle	3Q05	51,000 (1)
Total		358,000

  Excludes certain phases of a property which were delivered to tenants during 2004.

Our properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment
December 31, 2004

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Diego	4Q05	18,173	18,173
California - San Diego	4Q05	17,590	17,590
California - San Diego	3Q06	71,510	71,510
California - San Diego	1Q07	87,140	87,140
California - San Francisco Bay	Various	153,837	22,561 (1)
California - San Francisco Bay	Various	98,964	34,517 (1)
California - San Francisco Bay	1Q05	32,074	11,000
California - San Francisco Bay	4Q05	140,143	24,039
Eastern Massachusetts	3Q05	96,150	66,540
Eastern Massachusetts	2Q05	115,179	44,928
New Jersey/Suburban Philadelphia	3Q05	42,600	42,600
Southeast	Various	119,916	37,912 (1)
Suburban Washington D.C.	1Q06	131,415	52,449
Suburban Washington D.C.	4Q05	92,449	76,043
Washington - Seattle	TBD	46,303	29,776 (2)
Washington - Seattle	3Q05	32,279	32,279
Total		1,295,722	669,057

  Subject property contains multiple buildings, some of which are being redeveloped with various estimated in-service dates.
  Property will be demolished and a new building will be constructed based on significant new entitlements received in 2003.

Our redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance, etc.). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment. Average occupancy for properties under full or partial redevelopment as of December 31, 2004 was 48.4% and is not included in the occupancy of the operating portfolio.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Year Ended December 31, 2004
(In thousands)

Property-related capital expenditures (1)	$ 3,871
Leasing costs (2)	$ 680
Property-related redevelopment costs (3)	$ 72,065
Property-related development costs	$ 131,290

  Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems which are typically identified and considered at the time the property is acquired. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Property-related capital expenditures also include an HVAC system upgrade at one property totaling approximately $1.6 million for the year ended December 31, 2004. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants of approximately $2,310,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For the Fourth Quarter and Year Ended December 31, 2004

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the fourth quarter and year ended December 31, 2004:

Date:	February 14, 2005
Time:	2:00 P.M. Eastern Standard Time
Phone Number:	(913) 981-5509
Confirmation Code:	1006146